Exhibit 99.1

Charlotte’s Web Reports Year-Over-Year Growth

For Q2 2025

Second Consecutive Quarter of Year-over-Year Revenue Growth Supported by New Product Innovations and Omnichannel Expansion

Louisville, Colo. August 13, 2025 - (TSX: CWEB, OTC: CWBHF), Charlotte’s Web Holdings, Inc. (“Charlotte’s Web” or the “Company”), a botanical wellness innovation company and the market leader in cannabidiol (CBD) hemp extract wellness products, today announced results for the quarter ended June 30, 2025, reporting its second consecutive year-over-year revenue increase since 2021, building on the sequential quarterly growth trend achieved in 2024. All amounts are expressed in U.S. dollars.

"Q2 marked another step forward in our turnaround as Charlotte's Web again delivered both sequential and year-over-year growth, demonstrating continued progress in revenue and strategic execution across omnichannel, innovation, and cost structure," said Bill Morachnick, Chief Executive Officer. "We successfully commenced in-house production of our new Brightside™ gummies and extended our omnichannel reach while achieving early success with our new product categories. With operational momentum building and strong early traction across new product categories, we remain confident in our ability to execute and deliver on our 2025 outlook."

Operational improvements initiated in 2024 have continued to reduce costs year-over-year. In-house gummy production expanded in Q2, with Brightside™ fully internalized and additional gummy SKUs transitioning in the second half. The Company anticipates approximately $3 million in annualized cost savings from these internalization efforts and is evaluating further transitions in topical production for 2026.

Erika Lind, Chief Financial Officer, added, "Our revenue growth was accompanied by rigorous SG&A discipline that reduced second quarter expenses 31.7% year-over-year. Post-quarter, we've implemented additional measures to reduce our annualized run rate by more than $6 million in 2026. Combined with our transition to in-house manufacturing, which will benefit profit margins over time, this disciplined cost management and modest revenue growth positions us to approach positive cash flow."

Second Quarter Business Review

Omnichannel Growth and Digital Activation

Charlotte’s Web’s upgraded digital platform and expanded marketplace footprint - including TikTok Shop, Amazon, Walmart.com, and Faire - continue to contribute incremental sales and brand exposure. With mushroom wellness gummies now available across all major platforms, digital revenue contribution has diversified further, balancing direct-to-consumer and omnichannel exposure.

Brightside™ THC Gummies and Innovation Demand

Launched during the second quarter, Brightside™, the Company’s hemp-derived THC gummy line using patented TiME INFUSION® technology, demonstrated rapid uptake and product velocity. Multiple SKUs sold out over the Memorial Day weekend, exceeding internal forecasts and requiring expedited restocking. The Company now produces Brightside gummies entirely in-house, providing improved margins, accelerated new product timelines, and enhanced quality control.

Botanical Product Diversification

Charlotte's Web continued to expand its botanical wellness portfolio beyond traditional CBD offerings in the second quarter, advancing into adjacent high-growth categories. Building on the success of the Company’s CBN Stay Sleep Gummies - now its second-best-selling gummy product - Charlotte’s Web introduced CBG Focus & Attention Gummies, addressing the growing U.S. nootropics market with a plant-based alternative to synthetic nootropics. The U.S. CBG category has posted significant year-over-year growth, reflecting rising consumer demand for natural cognitive enhancement. The Company’s CBG launch demonstrates the Company’s ability to leverage its botanical expertise to capture share in high-growth cannabinoid wellness segments and extend its leadership beyond traditional CBD.

Extending this innovation momentum beyond cannabinoids, the Company’s functional mushroom gummies portfolio - introduced in Q4 2024 - features formulations for Focus, Stress Support, Energy, and Muscle Recovery. Crafted with premium botanical ingredients such as Lion’s Mane, Reishi, Cordyceps, and Turkey Tail, these products are developed with the same commitment to quality and efficacy that defines Charlotte’s Web’s hemp portfolio. This expansion strengthens the Company’s position in the high-growth functional mushroom category while further diversifying revenue streams beyond hemp wellness.

Regulatory Progress

Charlotte's Web continues to work closely with industry coalitions to advance comprehensive federal regulation of hemp-derived products. The Company believes the regulatory landscape is evolving more favorably with recent developments in Washington that signal renewed momentum for establishing clear regulatory pathways for CBD and other hemp extracts. With key Congressional hemp champions now in leadership positions, both House and Senate leaders have signaled their intention to introduce comprehensive legislation providing FDA authority to regulate CBD products as dietary supplements and food ingredients. The Company expects a regulated market will consolidate the industry in favor of established, quality-focused brands with proven track records. The U.S. CBD market has potential to accelerate under a clear federal framework. Charlotte's Web's history of compliance, quality standards, and brand trust positions the Company to capture disproportionate value as regulations emerge.

DeFloria Clinical Progress

DeFloria, Inc. - a collaboration between Charlotte’s Web, Ajna BioSciences, and with initial funding from a division of British American Tobacco - has commenced FDA-cleared Phase 2 clinical trials for AJA001 Oral Solution to treat irritability associated with autism spectrum disorder (“ASD”). Charlotte’s Web retains exclusive manufacturing rights for commercial supply of this botanical drug candidate, representing a potential long-term revenue opportunity in the multi-billion-dollar ASD treatment market.

Second Quarter 2025 Financial Review

The following table sets forth selected financial information for the periods indicated:

	June 30
U.S. $ millions, except per share data	2025	2024
Revenue	$ 12.8	$ 12.3
Cost of goods sold	6.8	9.7
Gross profit	6.0	2.6

Selling, general, and administrative expenses	10.1	14.7
Operating loss	(4.1)	(12.1)

Change in fair value of financial instruments	(1.5)	1.1
Other income (expense), net	(0.7)	-
Net Loss	$ (6.3)	$ (11.0)

EPS basic and diluted	$ (0.04)	$ (0.07)
Adjusted EBITDA (1)	$ (3.6)	$ (5.2)

Assets:
Cash and cash equivalents	$ 15.3
Total assets	$ 88.0
Liabilities:
Long-term liabilities	$ 62.7
Total liabilities	$ 73.0

Quarterly revenue trend:

	Q1	Q2	Q3	Q4	Q1	Q2
U.S. $ millions	2024	2024	2024	2024	2025	2025
Total revenue	$ 12.1	$ 12.3	$ 12.6	$ 12.7	$ 12.3	$ 12.8

Consolidated net revenue for Q2 2025 was $12.8 million, a year-over-year increase of 4.2% from $12.3 million in Q2 2024. Growth was underpinned by consumer demand for Charlotte's Web's diversified botanical wellness innovations, including the Company's expanding functional mushroom gummies portfolio, newly launched CBG Focus & Attention Gummies targeting the growing minor cannabinoid segment, and the new Brightside™ precision low-dose hemp THC gummy collection.

Gross profit was $6.0 million, or 46.8% of revenue in Q2 2025, compared to $2.6 million, or 21.0% of revenue in Q2 2024, which included a $3.8 million non-cash inventory provision related to a one-time wholesale hemp biomass transaction. Excluding inventory provisions, Q2 2024 Adjusted Gross Profit1 was $6.4 million, or 52.2% of revenue. Current quarter margin performance reflected insourcing startup costs associated with gummy production, certain zero-margin DeFloria extract sales to support its Phase 2 clinical trials (reducing overall gross margin by approximately three percentage points) and promotional activities during the Memorial Day sales campaign.

Total selling, general, and administrative ("SG&A") expenses were $10.1 million for the quarter, a 31.7% improvement from $14.7 million in Q2 2024. The 31.7% decrease was primarily attributable to a decrease in amortization expense of $1.9 million related to the termination of the MLB Promotional Rights Agreement and a decrease in personnel costs between the comparable periods. This performance demonstrates the effectiveness of the comprehensive cost optimization strategy initiated in 2024 to better align operating expenses with revenue. As part of the ongoing commitment to disciplined cost management and operational efficiency, subsequent to the close of the second quarter of 2025, the Company has implemented additional expense reduction measures. Including cost savings from in-house manufacturing, these initiatives are expected to reduce the Company's annualized costs by approximately $9 million in 2026, supporting Charlotte's Web's trajectory toward positive cash flow.

Total net loss for Q2 2025 was $6.3 million, or $(0.04) per share, compared to a net loss of $11.1 million, or $(0.07) per share, in Q2 2024. Adjusted EBITDA1 for the quarter was $(3.6) million, a 30.8% improvement versus $(5.2) million in Q2 2024, supporting continued progress toward profitability.

Cash and working capital as of June 30, 2025, were $15.3 million and $29.4 million, respectively.

"Q2 demonstrated continued year-over-year progress in our financial transformation," said Ms. Lind. "For the first half of 2025, we've reduced our cash burn by 52.0% year-over-year while returning to growth. Our cash and working capital has us well-positioned to complete our return to positive cash flow. The combination of our dramatically lower operating expense base, expanding gross margins as we scale in-house production, and modest revenue growth requirements creates multiple paths to positive cash flow."

Consolidated Financial Statements and Management’s Discussion and Analysis

The Company’s consolidated financial statements and accompanying s for the three and six months ended June 30, 2025, and 2024, and related management’s discussion and analysis of financial condition and results of operations (“MD&A”), are reported in the Company’s 10-Q filing on the Securities and Exchange Commission website at www.sec.gov and on SEDAR+ at www.sedarplus.ca and will be available on the Investor Relations section of the Company’s website at https://investors.charlottesweb.com.

Analyst Conference Call

Management will host a conference call to discuss the Company’s 2025 second quarter results at 11:00 A.M. ET on August 13, 2025.

There are three ways to join the call:

•	Register and enter your phone number at https://emportal.ink/4mhsbbc to receive an instant automated call back, or
•	Dial 1-646-357-8785 or 1-800-836-8184 approximately 10 minutes before the conference call, or
•	Listen to the live webcast online.

Earnings Call Replay

A recording of the call will be available through August 20, 2025.  To listen to a replay of the earnings call please dial 1- 646-517-4150 or 1-888-660-6345 and provide conference replay ID 22439#. A webcast of the call will also be accessible through the investor relations section of the Company’s website for an extended period of time.

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About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Louisville, Colorado, is a botanical wellness innovation company and a market leader in hemp extract wellness that includes Charlotte’s Web whole-plant full-spectrum CBD extracts as well as broad-spectrum CBD and cannabinoid isolates. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBN, CBC, CBG, THC, terpenes, flavonoids, and other beneficial compounds. Charlotte’s Web product categories include CBD oil tinctures (liquid products), CBD gummies (sleep, calming, exercise recovery, immunity), CBN gummies, hemp-derived THC microdose gummies, functional mushroom gummies, CBD capsules, CBD topical creams, and lotions, as well as CBD pet products for dogs. Through its substantially vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with analytic testing from soil to shelf for quality assurance. Charlotte’s Web products are distributed to retailers and healthcare practitioners throughout the U.S.A. and are available online through the Company's website at www.charlottesweb.com.

Shares of Charlotte's Web trade on the Toronto Stock Exchange (TSX) under the symbol “CWEB” and are quoted in U.S. Dollars in the United States on the OTC under the symbol “CWBHF”.

(1)	Non-GAAP Measures: The press release contains non-GAAP measures, including Adjusted Gross Profit, EBITDA and Adjusted EBITDA. Please refer to the section in the tables captioned “Non-GAAP Measures” below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.

Forward-Looking Information

Certain information provided herein constitutes forward-looking statements or information (collectively, "forward-looking statements") within the meaning of applicable securities laws. Forward-looking statements are typically identified by words such as "may", "will", "should", "could", "anticipate", "expect", "project", "estimate", "forecast", "plan", "intend", "target", "believe" and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking statements are not guarantees of future performance, and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties, and other factors which may cause actual results, levels of activity, and achievements to differ materially from those expressed or implied by such statements. The forward-looking statements contained in this press release are based on certain assumptions and analysis by management of the Company in light of its experience and perception of historical trends, current conditions, expected future development, and other factors that it believes are appropriate and reasonable.

Specifically, this press release contains forward-looking statements relating to, but not limited to: organizational changes, marketing plans and operational platform upgrades, and the impact of these initiatives on retail expansion, operational efficiencies, cash flow, revenue and e-commerce monetization; expectations relating to IT upgrades, marketing optimization and operational integrations; product expansion activities and the corresponding results thereof; sales volume and gross margin expectations; anticipated timing for, and business impact of, in-house manufacturing of topical and gummy products; the impact of the Company’s product innovations on product development; regulatory developments and the impact of developments on both consumer action and the Company's opportunities and operations; activities relating to, and sponsorship of, legislation to advance regulatory framework; the impact of insourcing on operating margins, capital expenditures and R&D; anticipated consumer trends and corresponding product innovation; anticipated future financial results; the Company’s ability to increase online traffic and demographic exposure through new products and marketing and omni-channel expansion; the impact of certain activities on the Company's business and financial condition and anticipated trajectory; continued product placement on various product channels; anticipated development of new products; the outcomes from DeFloria’s clinical trials, including commercial opportunities for Charlotte’s Web.

The material factors and assumptions used to develop the forward-looking statements herein include, but are not limited to: expectations around cost reduction, run rate, revenue growth and cash flow for 2025 and 2026; regulatory regime changes; anticipated product development and sales; the success of sales and marketing activities; product development and production expectations; outcomes from R&D activities; the Company's ability to deal with adverse growing conditions in a timely and cost-effective manner; the availability of qualified and cost-effective human resources; compliance with contractual and regulatory obligations and requirements; availability of adequate liquidity and capital to support operations and business plans; and expectations around consumer product demand. In addition, the forward-looking statements are subject to risks and uncertainties pertaining to, among other things: supply and distribution chains; the market for the Company's products; revenue fluctuations; regulatory changes; loss of customers and retail partners; retention and availability of talent; competing products; share price volatility; loss of proprietary information; product acceptance; internet and system infrastructure functionality; information technology security; available capital to fund operations and business plans; crop risk; economic and political considerations; and including but not limited to those risks and uncertainties discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ending December 31, 2024, and other risk factors contained in other filings with the Securities and Exchange Commission available on www.sec.gov and filings with Canadian securities regulatory authorities available www.sedarplus.ca. The impact of any one risk, uncertainty, or factor on a particular forward-looking statement is not determinable with certainty, as these are interdependent, and the Company's future course of action depends on management's assessment of all information available at the relevant time. Any forward-looking statement in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. Except as required by applicable law, the Company assumes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. All forward-looking statements, whether written or oral, attributable to the Company or persons acting on the Company's behalf, are expressly qualified in their entirety by these cautionary statements.

For further information, contact:

Erika Lind

Chief Financial Officer

Erika.Lind@CharlottesWeb.com

Cory Pala

Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com

CHARLOTTE’S WEB HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share and per share amounts)

	June 30,	December 31,
	2025 (unaudited)	2024
ASSETS
Current assets:
Cash and cash equivalents	$ 15,268	$ 22,618
Accounts receivable, net	2,000	1,263
Inventories, net	19,398	18,907
Prepaid expenses and other current assets	3,048	4,194
Total current assets	39,714	46,982
Property and equipment, net	24,858	26,337
License and media rights	-	13,691
Operating lease right-of-use assets, net	11,926	12,876
Investment in unconsolidated entity	9,600	10,800
Intangible assets, net	962	1,049
SBH purchase option and other derivative assets	500	1,075
Other long-term assets	416	632
Total assets	$ 87,976	$ 113,442
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 3,229	$ 3,426
Accrued and other current liabilities	5,560	5,246
Lease obligations - current	1,575	2,055
License and media rights payable - current	-	5,209
Total current liabilities	10,364	15,936
Convertible debenture	48,616	43,631
Lease obligations	12,911	13,652
License and media rights payable	-	11,809
Derivatives and other long-term liabilities	1,156	1,327
Total liabilities	73,047	86,355
Commitments and contingencies
Shareholders’ equity:
Common shares, nil par value; unlimited shares authorized; 158,617,767 and 158,009,541 shares issued and outstanding as of June 30, 2025 and December 31, 2024	1	1
Additional paid-in capital	328,997	328,655
Accumulated deficit	(314,069)	(301,569)
Total shareholders’ equity	14,929	27,087
Total liabilities and shareholders’ equity	$ 87,976	$ 113,442

CHARLOTTE’S WEB HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2025	2024	2025	2024
Revenue	$ 12,806	$ 12,289	$ 25,068	$ 24,413
Cost of goods sold	6,816	9,707	12,848	14,920
Gross profit	5,990	2,582	12,220	9,493

Selling, general and administrative expenses	10,062	14,727	21,640	30,007
Operating loss	(4,072)	(12,145)	(9,420)	(20,514)

Change in fair value of financial instruments	(1,543)	1,140	(1,669)	(720)
Other income (expense), net	(675)	(6)	(1,413)	605
Loss before provision for income taxes	(6,290)	(11,011)	(12,502)	(20,629)
Income tax benefit (expense)	2	(46)	2	(62)
Net loss	$ (6,288)	$ (11,057)	$ (12,500)	$ (20,691)

Per common share amounts
Net loss per common share, basic	$ (0.04)	$ (0.07)	$ (0.08)	$ (0.13)
Net loss per common share, diluted	$ (0.04)	$ (0.07)	$ (0.08)	$ (0.13)

CHARLOTTE’S WEB HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands of U.S. dollars, except share amounts)

	Common Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance - December 31, 2024	158,009,541	$ 1	$ 328,655	$ (301,569)	$ 27,087
Common shares issued upon vesting of restricted share units, net of withholding	-	-	-	-	-
Share-based compensation	-	-	187	-	187
Net loss		-		(6,212)	(6,212)
Balance - March 31, 2025	158,009,541	$ 1	$ 328,842	$ (307,781)	$ 21,062
Common shares issued upon vesting of restricted share units, net of withholding	608,226	-	(25)	-	(25)
Share-based compensation	-	-	180	-	180
Net loss	-	-	-	(6,288)	(6,288)
Balance - June 30, 2025	158,617,767	$ 1	$ 328,997	$ (314,069)	$ 14,929

Balance - December 31, 2023	154,332,366	$ 1	$ 327,280	$ (271,723)	$ 55,558
Common shares issued upon vesting of restricted share units, net of withholding	2,895,489	-	(98)	-	(98)
Share-based compensation		-	842	-	842
Net loss		-		(9,634)	(9,634)
Balance - March 31, 2024	157,227,855	$ 1	$ 328,024	$ (281,357)	$ 46,668
Common shares issued upon vesting of restricted share units, net of withholding	267,187	-	(20)	-	(20)
Share-based compensation	-	-	237	-	237
Net loss	-	-	-	(11,057)	(11,057)
Balance - June 30, 2024	157,495,042	$ 1	$ 328,241	$ (292,414)	$ 35,828

CHARLOTTE’S WEB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of U.S. dollars)

	Six Months Ended June 30, (unaudited)
	2025	2024

Cash flows from operating activities:
Net loss	$ (12,500)	$ (20,691)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,961	4,982
(Gain)/loss on foreign currency transaction	2,522	(1,430)
Gain on disposal of assets	(2,326)	(28)
Change in fair value of financial instruments	1,669	720
Convertible debenture accrued interest	1,471	1,931
Changes in right-of-use assets	950	908
Share-based compensation	367	1,079
Inventory provision	(4)	3,926
Other	746	266
Changes in operating assets and liabilities:
Accounts receivable, net	(760)	(154)
Inventories, net	(311)	(1,025)
Prepaid expenses and other current assets	22	1,732
Accounts payable, accrued and other liabilities	(202)	(286)
Operating lease obligations	(1,220)	(1,121)
License and media rights	-	(2,500)
Other operating assets and liabilities, net	(171)	(192)
Net cash used in operating activities	(6,786)	(11,883)
Cash flows from investing activities:
Purchases of property and equipment and intangible assets	(652)	(3,316)
Proceeds from sale of assets	113	28
Net cash used in investing activities	(539)	(3,288)
Cash flows from financing activities:
Other financing activities	(25)	(118)
Net cash used in financing activities	(25)	(118)
Net decrease in cash and cash equivalents	(7,350)	(15,289)
Cash and cash equivalents - beginning of period	22,618	47,820
Cash and cash equivalents - end of period	$ 15,268	$ 32,531
Non-cash activities:
Non-cash purchase of property and equipment and intangible assets	-	(269)

(1) Non-GAAP Measures - Adjusted Gross Profit, EBITDA and Adjusted EBITDA

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a recognized performance measure under U.S. GAAP.  The term EBITDA consists of net income (loss) and excludes interest, taxes, depreciation, and amortization.  Adjusted EBITDA also excludes other non-cash items such as changes in fair value of financial instruments (Mark-to-Market), Share-based compensation, and impairment of assets. The term Adjusted Gross Profit consists of gross profit before inventory provision, adjusted for inventory provision, net. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP.  The non-GAAP financial measures do not have a standardized meaning prescribed under U.S. GAAP and therefore may not be comparable to similar measures presented by other issuers.  The primary purpose of using non-GAAP financial measures is to provide supplemental information that we believe may be useful to investors and to enable investors to evaluate our results in the same way we do. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, we use these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware, however, that not all companies define these non-GAAP measures consistently.

(1)	Adjusted Gross Profit, EBITDA and Adjusted EBITDA are non-GAAP financial measures with reconciliations provided in the tables below.

Adjusted Gross Profit for the three and six months ended June 30, 2025, and 2024 is as follows:

Charlotte's Web Holdings, Inc.
Statement of Adjusted Gross Profit
(In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
U.S. $ millions	2025	2024	2025	2024

Total revenue	$12,806	$12,289	$ 25,068	$ 24,413
Cost of goods sold	6,816	9,707	12,848	14,920
Gross profit before inventory provision	5,990	2,582	12,220	9,493
Inventory provision, net	(17)	3,830	(4)	3,926
Adjusted gross profit	$5,973	$6,412	$12,216	$13,419
Adjusted gross margin %	46.6%	52.2%	48.7%	55.0%

Adjusted EBITDA for the three months ended June 30, 2025, and 2024 is as follows:

Charlotte's Web Holdings, Inc.
Statement of Adjusted EBITDA
(In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
U.S. $ Thousands	2025	2024	2025	2024

Net income (loss)	$ (6,288)	$ (11,057)	$ (12,500)	$ (20,691)

Depreciation of property and equipment and amortization of intangibles	512	2,489	2,961	4,982
Interest expense	450	493	1,135	980
Income tax expense	2	(46)	2	(62)
EBITDA	(5,324)	(8,121)	(8,406)	(14,791)

Stock Comp	180	237	367	1,079
Mark-to-market financial instruments	1,543	(1,140)	1,669	720
Inventory Provision	(17)	3,830	(4)	3,926

Adjusted EBITDA	$ (3,618)	$ (5,194)	$ (6,374)	$ (9,066)